                                                                   EXHIBIT 10.47


          SHAREHOLDERS AGREEMENT dated February 6, 1998 among Cheminor Drugs Limited, a public limited company registered under the Indian Companies Act ("Cheminor"), Schein Pharmaceutical, Inc. a Delaware corporation ("Schein"), and the principal shareholders of Cheminor listed on Schedule A (collectively, the "Principal Shareholders," and together with Schein, the "Shareholders").

          WHEREAS, Schein, Cheminor, Dr. Reddy's Laboratories Limited, a public limited company registered under the Indian Companies Act ("Reddy") and Reddy-Cheminor, Inc., a New Jersey corporation ("Reddy-Cheminor US") desire to enter into a broad strategic alliance that would have as its principal goals (i) the integration of the solid dosage operations of Schein and Cheminor for product development, synthesis, bulk manufacturing and dosage manufacturing, marketing, and sales and distribution; and (ii) the manufacture and supply of bulk drugs by Reddy and Cheminor for Schein;

          WHEREAS, in order to promote an identity of interest, contemporaneously with the execution and delivery of this Agreement, Schein and Cheminor are entering into a Stock Purchase Agreement pursuant to which Schein is subscribing to shares in Cheminor (the "Stock Purchase Agreement");

          WHEREAS, the parties hereto desire to provide certain rights to Schein and Cheminor with respect to such investment by Schein; and

          WHEREAS, each Shareholder owns the number of equity shares set forth beside that Shareholder's name on Schedule A. The equity shares of Cheminor's issued and subscribed capital are collectively referred to as the "Shares."

          NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                                   DIRECTORS



     Section 1.1  Election.
                  --------


          (a) At all times during which Schein owns at least ten percent of the total number of shares of Cheminor's issued and subscribed capital outstanding, Schein shall be entitled to designate at least one member of Cheminor's board of directors, or if a greater number, the number of members of Cheminor's board of directors determined by multiplying (x) the quotient obtained by dividing (i) the number of shares owned by Schein at the time of the designation by (ii) the total number of shares of Cheminor's issued and subscribed capital then outstanding and (y) the number of directors then on Cheminor's board of directors (and rounding such result to the nearest whole integer). The right to designate one or more directors pursuant to the preceding sentence shall (I) continue with respect to the combined entity in the event that Cheminor and Reddy merge, either directly or indirectly through any subsidiary or successor of either of them (the "Reddy Merger"), provided that Schein owns at least 5% of the total number of shares of the combined entity's issued and subscribed capital outstanding, and (II) terminate upon a "change of control" (as defined in Section 6.2(c) hereof) of Cheminor or the combined entity in the event of a Reddy Merger. If (A) Schein is unable to fully exercise its rights provided for in Section 3.1 of this Agreement as a result of any Law or Regulatory Requirement, as hereinafter defined (and not the result of any act or failure to act on the part of Schein), or as a result of Cheminor's failure to comply with the provisions of Article III hereof, or (B) Schein's ownership of shares falls below ten percent of the total number of shares of Cheminor's issued and subscribed capital outstanding (or 5% of the combined entity referred to above) as a result of the issuance of shares upon exercise of employee stock options granted in the ordinary course of Cheminor's (or such combined entity's) business, Schein shall be deemed, for purposes of this Article I to own at least ten percent of the total number of shares of Cheminor's issued and subscribed capital then outstanding (or 5% of such combined entity, as the case may be).
If the number of directors Schein is entitled to designate at any time is less than two, Schein at that time shall be entitled to designate a second individual who shall be entitled to attend all board of directors meetings as an observer (but who shall not otherwise be entitled to participate in those meetings) (an "Observer"). Cheminor shall use reasonable efforts to give the Observer notice of all such meetings at the same time and manner as the Schein Director (as that term is hereinafter defined). For purposes of this Agreement, the term "Law" shall mean any statute, ordinance, law, regulation, rule, order, decree or judgment of any governmental body, agency or court, and the term "Regulatory Requirement" shall mean any action taken, consent withheld, or application denied, by any governmental body or agency, or any regulatory entity, including, without limitation, the Reserve Bank of India, the Securities and Exchange Board of India, the Bombay Stock Exchange and any other stock exchange on which Cheminor's issued and subscribed capital is listed or otherwise admitted for trading.


          (b) At all times during which Schein is entitled to designate and has designated a director (whether or not such designee has been elected or installed as a director) pursuant to this Agreement (the "Schein Representation Period") the Principal Shareholders shall vote all Shares

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

owned by them and take all other reasonable actions available to the Principal Shareholders to cause the individual(s) designated by Schein pursuant to Section 1.1(a) hereof to be elected.

          (c) At all times during the Schein Representation Period the board of directors of Cheminor shall use its best efforts to cause the individual(s) designated by Schein pursuant to Section 1.1(a) hereof to be elected.

          (d) Notwithstanding anything to the contrary herein, neither Cheminor, Cheminor's board of directors nor the Principal Shareholders shall have any obligations under this Article I with respect to any designee of Schein hereunder unless (i) such designee is a senior executive of Schein or (ii) prior to his or her election to Cheminor's board of directors, such designee was consented to by Cheminor's board of directors, such consent not to be unreasonably withheld or delayed.


     Section 1.2  Removal; Vacancies.
                  ------------------


          (a) If, during the Schein Representation Period, Schein gives written notice to the Principal Shareholders of its wish to remove a director previously designated by Schein and elected in accordance with Section 1.1 (a "Schein Director"), the Principal Shareholders shall vote all Shares owned by them in favor of removing the Schein Director, and take all other action incidental to that vote requested of them by Schein to cause the Schein Director to be removed.


          (b) If for any reason, including removal, any Schein Director ceases to hold office, Schein may designate an individual to fill the vacancy so created for the unexpired term, and the Principal Shareholders shall vote all Shares owned by them and take all other reasonable actions available to the Principal Shareholders to cause the individual so designated to be elected to fill the vacancy.

          (c) The board of directors of Cheminor shall use its best efforts to ensure that the individuals designated by Schein in accordance with Section 1.2(b) be elected.


     Section 1.3  Classified Board; Change in Governing Documents.  At any time
                  -----------------------------------------------
Cheminor's board of directors is divided into two or more classes, the members designated by Schein shall, to the extent practicable, be included in the respective classes in the same manner as are the members who are otherwise nominated to serve on the board of directors. The classification of the board of directors shall not cause any reduction in the number of directors Schein otherwise is entitled to designate pursuant to this Agreement. If a change in Cheminor's Governing Documents, as hereinafter defined, results in a reduction of the total number of members of Cheminor's board of directors, the number of Schein designees to the board shall be adjusted, if necessary, to conform to
Section 1.1(a), based upon such reduced total number of members, but shall not be reduced to fewer than one member. For purposes of this Agreement, the term "Governing Documents" shall mean the certificate of incorporation and bylaws (or comparable governing documents).


     Section 1.4  No Action or Meeting without Notice.  At all times during the
                  -----------------------------------
Schein Representation Period, prior written notice of any Cheminor action or meeting of directors or

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

shareholders shall be provided as follows: (a) in the case of regularly scheduled meetings of shareholders, upon at least 21 days' prior written notice to Schein, (b) in the case of regularly scheduled meetings of directors, upon at least 14 days' prior written notice to Schein, each Schein Director and any Observer and (c) in the case of any other actions or meetings of directors or shareholders that are not regularly scheduled actions or meetings, upon such prior notice to Schein or Schein, each Schein Director and any Observer, as the case may be, as is reasonable under the circumstances.


                                  ARTICLE II

                           CERTAIN RIGHTS OF SCHEIN


     Section 2.1  Visitation; Notice.  Prior to the termination of the Schein
                  ------------------
Representation Period, Schein and its representatives may, from time to time, but not more frequently than once per fiscal year, visit and inspect the properties of Cheminor and its subsidiaries, and discuss their affairs, finances and accounts with Cheminor's senior management all at such reasonable times as Schein may wish and Cheminor senior management may be available and in a manner that does not interfere with or disrupt the business in any material respect; provided, however, that Cheminor shall not be obligated to disclose pursuant to this Section 2.1 any information concerning (i) the identity of Cheminor customers of bulk substances and finished dosage products, (ii) all matters related to the sales volume and specific contractual terms of customer arrangements with respect to bulk substances and finished dosage products, (iii) any product, business opportunity or circumstances with respect to which Schein or any of its Affiliates is an active competitor or can reasonably be expected to become a competitor or (iv) any such matters which cannot be disclosed pursuant to the terms of an effective confidentiality agreement with a third party in which event information shall be provided to Schein to the maximum extent permitted under such confidentiality agreement. Schein agrees not to provide any information obtained by it pursuant to this Section 2.1 to a Schein Entity or, except as otherwise required by applicable law, to any other third party that is not an Affiliate of Schein. Nothing herein contained shall be construed as limiting the right of any Schein Director to receive any and all information to which a Schein Director is entitled as a director of Cheminor subject to such Schein Director's fiduciary duties to Cheminor. In the event that there shall occur a "change of control" (as defined in Section 6.2(c) hereof) of Schein to any Competitor (as defined in Section 6.2(a) hereof) of Cheminor, this Section 2.1 shall terminate and be of no further force and effect, with no effect upon the remaining provisions of this Agreement except as provided in Section 6.2(c) hereof. For purposes of this Agreement (except
Section 3.2 hereof), "Affiliate" with respect to any entity means any corporation or business entity controlled by, controlling, or under common control with such entity. (For the purpose of this definition, "control" means direct or indirect beneficial ownership of greater than fifty percent (50%) of the voting stock of such corporation or other business entity, or the power to direct or cause the direction of the management and policies of such corporation or other business entity whether by ownership of voting securities, by contract or otherwise, or such other relationship as, in fact, constitutes control.)


     Section 2.2  Financial Statements.  During the Schein Representation
                  --------------------
Period, Cheminor shall furnish Schein (a) not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, unaudited unconsolidated balance sheets of Cheminor and its subsidiaries as of the end of that fiscal quarter, together with the related unaudited unconsolidated statements of income, retained earnings and cash flows for that fiscal quarter and the year to date, prepared in accordance with generally accepted accounting principles ("GAAP") and setting forth in comparative form the information for the corresponding periods of the previous fiscal year, and
(b) not later than 120 days after the end of each fiscal year, audited unconsolidated balance sheets of Cheminor and its subsidiaries as of the end of that fiscal year, together with the related audited unconsolidated statements of income, retained earnings and cash flow for that fiscal year, prepared in accordance with GAAP and setting forth in comparative form the information for the preceding fiscal year, together with the related audit report of Cheminor's independent accountants; provided, however, that if the financial statements to be furnished to Schein pursuant to this Section 2.2 are not then prepared by Cheminor in the ordinary course of business, Cheminor shall furnish Schein such comparable financial statements, if any, as Cheminor then prepares in the ordinary course of business; and provided further, however, that if Cheminor or its accountants shall prepare consolidated financial statements of Cheminor and its subsidiaries at any time, then such consolidated financial statements shall be furnished to Schein pursuant to this Section 2.2.

     Section 2.3  Reservation of Shares; Governing Documents.  To the extent
                  ------------------------------------------
permitted to do so under applicable Law and Regulatory Requirements, Cheminor shall at all times maintain sufficient authorized but unissued Shares so that all rights of Schein to subscribe for new Shares from Cheminor pursuant to this Agreement may be exercised without additional authorization of Shares, after giving effect to the exercise of all other options, warrants, convertible securities and other rights to subscribe for Shares. Except as expressly provided in this Agreement, Cheminor shall not, through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, (i) avoid or seek to avoid the observance or performance of any of the covenants or agreements to be performed under this Agreement by Cheminor, (ii) adversely affect Schein differently from the other holders of the Shares, or
(iii) prevent any foreign national from holding Cheminor shares or serving as a director of Cheminor. Nothing in the preceding sentence shall be construed to prohibit Cheminor from engaging in any transaction contemplated by Section 6.2 hereof.


                                  ARTICLE III

                           RIGHTS TO PURCHASE SHARES



     Section 3.1  Preemptive Rights.  At any time prior to the earliest to
                  -----------------
occur of (i) a "change of control" (as defined in Section 6.2(c) hereof) of Cheminor occurring after the fifth anniversary of the date hereof, (ii) the fifth anniversary of the date hereof, if a "change of control" of Cheminor has occurred prior to such fifth anniversary, and (iii) the termination of the Schein Representation Period for any reason other than as a result of a "change of control" of Cheminor as provided in Section 1.1(a) hereof, Cheminor proposes to issue (whether for cash, property or services) any Equity Securities (as defined below) to any person or entity (including a Shareholder) (other than pro rata issuances of Equity Securities to all holders of Cheminor's issued and subscribed capital and other than the issuance of shares upon exercise of employee stock options granted in the ordinary course of Cheminor's business), Schein shall have the right (which it may exercise in whole or in part) to subscribe for, upon the same terms, a proportionate quantity of those Equity Securities (or Equity

Securities as similar as practicable to those Equity Securities) in the proportion that the aggregate number of Shares beneficially owned by Schein bears to the total number of Shares outstanding immediately prior to such proposed issuance. Cheminor shall give notice to Schein setting forth the identity of the purchaser and the time, which shall not be fewer than 60 days within which, and the terms upon which, Schein may subscribe for the Equity Securities, which terms shall be the same as the terms upon which the purchaser may subscribe for the Equity Securities. As used in this Section 3.1, the term "Equity Securities" means shares of capital stock of Cheminor having the right to vote or generally to participate, in a manner similar to equity shares, in the profits and losses of Cheminor, or any options, rights or securities convertible into, or exchangeable or exercisable for, such shares of capital stock. Notwithstanding anything to the contrary contained herein, Schein shall have no rights pursuant to this Section in respect of the first "change of control" of Cheminor occurring after the date hereof.


     Section 3.2  Restriction on Purchases; Divestment of Shares.  During the
                  ----------------------------------------------
Schein Representation Period or, if longer, during the period in which Schein shall have the right to purchase Equity Securities pursuant to Section 3.1 hereof, (a) Schein and its Affiliates shall not acquire Shares which, when aggregated with the Shares then owned by Schein, would increase its percentage ownership of such class of Shares to more than 23% (b) During the Schein Representation Period or, if longer, during the period in which Schein shall have the right to purchase Equity Securities pursuant to Section 3.1 hereof, if the Reddy Merger shall occur, Schein and its Affiliates shall not acquire shares of capital stock of the surviving entity (the "Surviving Entity") which, when aggregated with the shares of capital stock of the Surviving Entity then owned by Schein, would increase Schein's and its Affiliates' aggregate percentage ownership of such class of Shares to more than the greater of (i) ten percent of the total outstanding shares of capital of the Surviving Entity, or (ii) the percentage of the total outstanding shares of capital stock of the Surviving Entity owned by Schein as a result of the Reddy Merger. (c) During the Schein Representation Period or, if longer, during the period in which Schein shall have the right to purchase Equity Securities pursuant to Section 3.1 hereof, if Schein, or its Affiliates, directly or indirectly, acquires any entity (whether by merger, consolidation or otherwise) and, as a result of such acquisition, Schein, its Affiliates and the acquired entity together own a number of Shares in excess of the limitations set forth in (a) or (b) above, as the case may be, then Schein, its Affiliates and/or the acquired entity shall be obligated to sell as soon as practicable, but in an orderly and reasonable manner as reasonably determined by Schein, its Affiliates or the acquired entity taking into account then current market conditions, that number of Shares such that the aggregate number of Shares owned by Schein, its Affiliates and the acquired entity shall not exceed the limitations set forth in (a) or (b) above, as applicable. (d) During the Schein Representation Period or, if longer, during the period in which Schein shall have the right to purchase Equity Securities pursuant to Section 3.1 hereof, if any person or entity (an "Acquiror"), directly or indirectly, acquires Schein (whether by merger, consolidation or otherwise) and as a result of such acquisition the Acquiror and Schein and its Affiliates together own a number of Shares in excess of the limitations set forth in (a) or (b) above, as the case may be, then Schein shall have the option (except as provided below) to either (i) sell that number of Shares such that the aggregate number of Shares owned by Schein, its Affiliates and the Acquiror shall not exceed the limitations set forth in (a) or (b) above, as applicable, at the rate and in the manner as set forth in (c) above, or (ii) retain all of the Shares then owned by

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

it and the Acquiror, in which case of clause (d)(ii) above the Strategic Alliance Agreement, the Stock Purchase Agreement and this Agreement shall continue in full force and effect, except that in such case of clause (d)(ii) above, Schein shall have no further rights under Article I, Article II and
Section 3.1 hereof; provided, however, that if the Acquiror is Bayer
Corporation then clause (d)(ii) shall not apply and instead Schein shall be obligated to sell Shares as provided in clause (d)(i) above. During the period of time during which Schein or the Acquiror shall hold a number of Shares in excess of the limitations as set forth in (a) or (b) above (such excess Shares hereinafter referred to as the "Excess Shares"), either (x) Schein and/or its acquired entity shall assign its voting rights with respect to such Excess Shares to Cheminor or its designee (by proxy or otherwise) or, (y) if such assignment is not legally permissible under Indian law, then Schein and/or its acquired entity shall vote its Excess Shares as directed by Cheminor or its designee with respect to the Reddy Merger and any amendment to the certificate of incorporation of Cheminor providing for an increase in the authorized capital stock of Cheminor; provided that if neither of the two options in clauses (x) and (y) is permissible under Indian law, then Schein and/or its acquired entity shall not exercise its voting rights with respect to the Excess Shares. For purposes of this Section 3.2, the term "Affiliate" shall mean (i) any person or entity in control of, controlled by, or under common control with, Schein, and
(ii) any "Schein Entity" as that term is used in the Strategic Alliance
Agreement.


                                  ARTICLE IV

                           PURCHASE OF SCHEIN SHARES



     Section 4.1  Purchase of Schein's Shares by Cheminor.  After the Initial
                  ---------------------------------------
Public Offering Date, as defined herein, at any time and from time to time during the Schein Representation Period, Cheminor shall have the right to purchase from Schein the number of shares of Schein common stock ("Schein Common"), which, when aggregated with all shares of Schein Common then owned by Cheminor and its Affiliates, does not exceed ten percent of the total outstanding Schein Common. The purchase price per share for such Schein Common shall be the then current per share market price of Schein Common. As used in this Agreement, the term "Initial Public Offering Date" means the first date immediately following the last closing of an underwritten sale of shares of Schein Common to the public registered under the Securities Act of 1933, as amended, on which the aggregate market value of the issued and outstanding shares of Schein Common (computed by use of the closing price of the stock (determined as set forth in section 5.2(a)(i)) held by more than 300 persons who are not Shareholders, nor employees of Schein or its subsidiaries nor Affiliates of Schein exceeds $100,000,000, which shares are listed or admitted to trading on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market.

     Section 4.2  Directors of Schein.
                  -------------------


          (a) At all times during which Cheminor owns at least ten percent of the total number of shares of the issued and outstanding Schein Common, Cheminor shall be entitled to designate at least one member of Schein's board of directors, or if a greater number, the number of members of Schein's board of directors determined by multiplying (x) the quotient obtained by dividing (i) the number of shares owned by Cheminor at the time of the designation by (ii) the total number of shares of the issued and outstanding Schein Common and (y) the number of directors then on Schein's board of directors (and rounding such result to the nearest whole integer). If the number of directors Cheminor is entitled to nominate at any time is less than two, Cheminor at that time shall be entitled to designate an Observer in addition to a director designation, if any. If (A) Cheminor is unable to fully exercise its rights provided for in Section 4.6 of this Agreement as a result of any Law or Regulatory Requirement, or as a result of Schein's failure to comply with the provisions of Section 4.6 hereof, or (B) Cheminor's ownership of shares falls below ten percent of the total issued and outstanding shares of Schein Common as a result of the issuance of shares upon exercise of employee stock options granted in the ordinary course of Schein's business, Cheminor shall be deemed, for purposes of this Section 4.2 to own at least ten percent of the total number of issued and outstanding shares of Schein Common.

          (b) At all times during which Cheminor is entitled to designate a director pursuant to Section 4.2 hereof and has designated a director (the "Cheminor Representation Period") the board of directors of Schein shall use its best efforts to cause the individual(s) designated by Schein to be elected.

          (c) Notwithstanding anything to the contrary herein, neither Schein nor Schein's board of directors shall have any obligations under this Article I with respect to any designee of Cheminor hereunder unless (i) such designee is a senior executive of Cheminor or (ii) prior to his or her election to Schein's board of directors, such designee was consented to by Schein's board of directors, such consent not to be unreasonably withheld or delayed.


     Section 4.3  Schein's Board: Removal; Vacancies.
                  ----------------------------------


          (a) If, during the Cheminor Representation Period, Cheminor gives written notice to Schein of its wish to remove a director previously designated by Cheminor and elected in accordance with section 4.2 (a "Cheminor Director"), the board of directors of Schein shall use its best efforts to cause the removal of such Cheminor Director.


          (b) If for any reason, including removal, any Cheminor Director ceases to hold office, Cheminor may designate an individual to fill the vacancy so created for the unexpired term, and, the Schein board of directors shall use its best efforts to cause the individual so designated to be elected to fill the vacancy.


     Section 4.4  Schein's Classified Board; Change in Governing Documents.  At
                  --------------------------------------------------------
any time Schein's board of directors is divided into two or more classes, the members designated by Cheminor shall, to the extent practicable, be included in the respective classes in the same manner as are the members who are otherwise nominated to serve on the board of directors. The classification of the board of directors shall not cause any reduction in the number of directors Cheminor otherwise is entitled to designate pursuant to this Agreement. If a change in Schein's Governing Documents, which is otherwise permitted under this Agreement, results in reduction of the total number of members of Schein's board of directors, the number of Cheminor designees to the board shall be adjusted, if necessary, to conform to Section 4.2, based upon such reduced total number of members.

     Section 4.5  No Action or Meeting Without Notice.  At all times during the
                  -----------------------------------
Cheminor Representation Period, prior written notice of any Schein action or meeting of directors or shareholders shall be provided as follows: (a) in the case of regularly scheduled meetings of shareholders, upon at least 21 days' prior written notice to Cheminor, (b) in the case of regularly scheduled meetings of directors, upon at least 14 days' prior written notice to Cheminor, each Cheminor Director and any Observer and (c) in the case of any other actions or meetings of directors or shareholders that are not regularly scheduled actions or meetings, upon such prior written notice to Cheminor or Cheminor, each Cheminor Director and any Observer, as the case may be, as is reasonable under the circumstances.

     Section 4.6  Preemptive Rights.  If at any time during the Cheminor
                  -----------------
Representation Period Schein proposes to issue (whether for cash, property or services) any Equity Securities (as defined below) to any person or entity (other than pro rata issuances of Equity Securities to all holders of Schein's issued and outstanding Schein Common, and other than the issuance of shares upon exercise of employee stock options granted in the ordinary course of Schein's business) Cheminor shall have the right (which it may exercise in whole or in part) to purchase, upon the same terms, a proportionate quantity of those Equity Securities (or Equity Securities as similar as practicable to those Equity Securities) in the proportion that the aggregate number of Schein Common then beneficially owned by Cheminor bears to the total number of Schein Common outstanding immediately prior to such proposed issuance. Schein shall give notice to Cheminor setting forth the identity of the purchaser and the time, which shall not be fewer than 60 days, within which, and the terms upon which, Cheminor may purchase the Equity Securities, which terms shall be the same as the terms upon which the purchaser may purchase the Equity Securities. As used in this Section 4.6 the term "Equity Securities" means shares of capital stock of Schein having the right to vote or generally to participate in a manner similar to Common Stock, in the profits and losses of Schein, or any options, rights or securities convertible into, or exchangeable or exercisable for, such shares of capital stock. Notwithstanding anything to the contrary herein, in the event a proposed issuance is to be made pursuant to an underwritten public offering, the notice required in this Section 4.6 shall be given not less than 30 days prior to such issuance; the price at which Cheminor may purchase shares pursuant to this Section 4.6 shall be the average of the closing price therefor for the 10-day period ending on the day preceding the date such notice is given; Cheminor's rights to purchase shares shall terminate on the date which is 15 days after the date such notice is given; and Cheminor shall have no further rights with respect to such issuance, notwithstanding any change in the number of shares issued or other terms thereof, including the price, occurring subsequent to the date such notice was given.


     Section 4.7  Visitation; Notice.  Upon commencement of the Cheminor
                  ------------------
Representation Period and prior to the termination of the Cheminor Representation Period, Cheminor and its representatives may, from time to time, but not more frequently than once per fiscal year, visit and inspect the properties of Schein and its subsidiaries, and discuss their affairs, finances and accounts with Schein's senior management all at such reasonable times as Cheminor may wish and Schein senior management may be available and in a manner that does not interfere with or disrupt the business in any material respect, provided, however, that Schein shall not be obligated to disclose pursuant to this Section 4.7 any information concerning (i) the identity of Schein customers of finished dosage products, (ii) all matters related to sales volume and specific contractual terms of customer arrangements with respect to finished dosage products, (iii) any product, business opportunity or circumstance with respect to which Cheminor or any of its Affiliates is an active competitor or can reasonably be expected to become a competitor or (iv) any such matters which cannot be disclosed pursuant to the terms of an effective confidentiality agreement with a third-party in which event information shall be provided to Cheminor to the maximum extent permitted under such confidentiality agreement. Cheminor agrees, not to provide any information obtained by it pursuant to this Section 4.7 to an entity in which Cheminor has an equity interest and which is not an Affiliate of Cheminor or, except as otherwise required by applicable law, to any other third party that is not an Affiliate of Cheminor. Nothing herein contained shall be construed as limiting the right of any Cheminor Director to receive any and all information to which a Cheminor Director is entitled as a director of Schein subject to such Cheminor Director's fiduciary duties to Schein. In the event that there shall occur a "change of control" (as defined in Section 6.2(c) hereof) of Cheminor to any Competitor (as defined in Section 6.2(a) hereof), this Section 4.7 shall terminate and be of no further force and effect, with no effect upon the remaining provisions of this Agreement except as provided in
Section 6.2(c) hereof.

     Section 4.8  Financial Statements.  During the Cheminor Representation
                  --------------------
Period, Schein shall furnish Cheminor (a) not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, unaudited consolidated balance sheets of Schein and its subsidiaries as of the end of that fiscal quarter, together with the related unaudited consolidated statements of income, retained earnings and cash flows for that fiscal quarter and the year to date, prepared in accordance with GAAP and setting forth in comparative form the information for the corresponding periods of the previous fiscal year, and (b) not later than 120 days after the end of each fiscal year, an audited consolidated balance sheet of Schein and its subsidiaries as of the end of that fiscal year, together with the related audited consolidated statements of income, retained earnings and cash flow for that fiscal year, prepared in accordance with GAAP and setting forth in comparative form the information for the preceding year, together with the related audit report of Schein's independent accountants; provided, however, that if the financial statements to be furnished to Cheminor pursuant to this Section 4.8 are not then prepared by Schein in the ordinary course of business, Schein shall furnish Cheminor such comparable financial statements, if any, as Schein then prepares in the ordinary course of business.


                                   ARTICLE V

                        CERTAIN DISPOSITIONS OF SHARES



     Section 5.1  Restrictions on Transfer.  Except for sales of Shares required
                  ------------------------
pursuant to Section 3.2 hereof, Schein shall not, prior to the earlier to occur of (i) the second anniversary of the Closing (as defined in the Stock Purchase Agreement), and (ii) the termination of the Strategic Alliance Agreement, sell any Shares without the prior written consent of Cheminor, such consent not to be unreasonably withheld or delayed. The rights under this Agreement shall not be assigned by virtue of any transfer of the Shares pursuant to this Article V or
Section 3.2 hereof, which rights may be assigned solely to the extent permitted by Article VI hereof.

     Section 5.2  Right of First Offer.  If, (i) at any time during the Schein
                  --------------------
Representation Period, or (ii) at any time that Schein owns more than 50% of the equity shares purchased by Schein pursuant to the Stock Purchase Agreement, Schein wishes to sell during any three-month period more than 100,000 Shares to a non-affiliated third party:


          (a) in a private sale, Schein shall promptly deliver a written notice (a "Schein Offer Notice") to Cheminor and the Principal Shareholders containing an offer to sell to Cheminor and the Principal Shareholders all (but not fewer than all) the Shares Schein wishes to sell (the "Schein Offered Shares") on the same terms as Schein wishes to sell such Schein Offered Shares. At any time within 30 days after the Schein Offer Notice is given, Cheminor may, on behalf of itself, the Principal Shareholders, any nominees of Cheminor or any Principal Shareholders or any of them notify Schein in writing (an "Acceptance Notice") that such Principal Shareholders, any such nominees, or any of them (the "Buyers") shall purchase all (but not fewer than all) Schein Offered Shares on the terms specified in the Schein Offer Notice. If Schein receives an Acceptance Notice within that 30-day period, Schein and the Buyers shall consummate the transaction within 10 days after the Acceptance Notice is given. If Schein does not receive an Acceptance Notice within that 30-day period, Schein shall have the right to sell all (but not fewer than all) the Schein Offered Shares to any person or entity at a price equal to or greater than the price set forth in the Schein Offer Notice, and on such other terms as are not in any material respect less favorable to Schein than those set forth in the Schein Offer Notice. If a sale is not consummated within 60 days following the expiration of the 30-day period referred to above, the Schein Offered Shares shall again be subject to this Section 5.2. If the Schein Offer Notice provides that all or any part of the consideration that Schein seeks for the Shares is non-cash consideration, the Buyers shall be entitled, in the exercise of their rights hereunder, to pay the cash equivalent of such non-cash consideration, which, for the purposes hereof shall be deemed (i) in the case of marketable securities, the average of the closing price therefor for the 10-day period ending on the day preceding the date of the Schein Offer Notice, and (ii) in the case of other non-cash consideration, the fair market value thereof, as agreed upon by Schein and Cheminor, or failing such agreement within five days after the Schein Offer Notice is given, as determined by an investment banking firm jointly selected by Schein and Cheminor and failing such selection within ten days after the Schein Offer Notice is given, the firm of Donaldson, Lufkin & Jenrette, whose fees and expenses shall be borne equally by Schein and Cheminor. Notwithstanding anything to the contrary contained in this Section 5.2(a), Schein may not sell Shares hereunder in a private sale more than twice in any calendar year and more than an aggregate of five times for the period during which the Strategic Alliance Agreement is in effect.


          (b) in a public market sale, Schein shall promptly deliver a Schein Offer Notice to Cheminor and the Principal Shareholders containing an offer to sell to Cheminor and the Principal Shareholders all (but not fewer than all) the Schein Offered Shares on the same terms as Schein wishes to sell such Schein Offered Shares. At any time within 48 hours after the Schein Offer Notice is given, Cheminor may, on behalf of itself, the Principal Shareholders, any nominee of Cheminor or any Principal Shareholders, or any of them, give Schein an Acceptance Notice. If Schein receives an Acceptance Notice within that 48-hour period, Schein and the Buyers shall consummate the transaction within three days after the Acceptance Notice is given. If Schein does not receive an Acceptance Notice within that 48-hour period, Schein shall have the right to sell all (but not fewer than all) the Schein Offered Shares to any person or entity at a price equal to or greater than the price set forth in Schein Offer Notice. If a sale is not consummated within 30 days following the expiration of the 48-hour period referred to above, the Schein Offered Shares shall again be subject to this Section 5.2. Notwithstanding anything to the contrary contained in this Section 5.2(b), Schein may not sell Shares hereunder in a public market sale more than once per calendar quarter.


                                  ARTICLE VI

                                 MISCELLANEOUS


     Section 6.1  Governing Documents.
                  -------------------


          (a) Schein shall not amend its Governing Documents in any manner which has an adverse effect on Cheminor's rights pursuant to Sections 4.1, 4.2, 4.3, 4.4, 4.5 or 4.6 or has the effect of preventing any foreign national from holding Schein shares or serving as a director of Schein. Nothing in this
Section 6.1(a) shall be construed as restricting Schein's ability to reduce the total number of members of Schein's Board of Directors pursuant to Section 4.4.

          (b) Cheminor shall not amend its Governing Documents in any manner which has an adverse effect on Schein's rights pursuant to Section 1.1, 1.2, 1.3, 1.4, 2.1, 2.2, or 3.1 or has the affect of preventing any foreign national from holding Cheminor shares or serving as a director of Cheminor. Nothing in this Section 6.1(b) shall be construed as restricting Cheminor's ability to reduce the total number of members of Cheminor's Board of Directors pursuant to
Section 1.3.


     Section 6.2  Assignment; Merger; Change of Control.
                  -------------------------------------


          (a) Neither Schein nor Cheminor may assign its rights under this Agreement at any time after the Strategic Alliance Agreement is terminated. Prior thereto, (i) Schein may assign its rights under this Agreement only to an Affiliate of Schein, to Bayer Corporation or any of its Affiliates, or to any successor to substantially all of the business of Schein (whether by merger, consolidation, purchase of assets or the like) (each, a "Schein Permitted Assignee") and (ii) Cheminor may assign its rights under this Agreement only to an Affiliate of Cheminor or to any successor to substantially all of the business of Cheminor (whether by merger, consolidation, purchase of assets or the like) (each a "Cheminor Permitted Assignee"); provided that each such assigning party shall also assign its rights under the Strategic Alliance Agreement and the Stock Purchase Agreement to such assignee and each such assignee shall agree in writing to be bound by this Agreement, the Strategic Alliance Agreement and the Stock Purchase Agreement, and provided further that each such successor is not, at the time of such assignment, a Competitor of Cheminor in the case of an assignment by Schein or a Competitor of Schein in the case of an assignment by Cheminor. No assignment by a party of its rights under this Agreement shall relieve it of any of its obligations to the other parties hereto. Notwithstanding anything to the contrary contained herein, Schein and Cheminor may assign their respective rights under this Agreement and the Stock Purchase Agreement to any of their respective Affiliates without also assigning their respective rights under the Strategic Alliance Agreement; provided,
                                                                --------
however, that any further assignment by such an Affiliate other than to an
-------
Affiliate of Schein or Cheminor shall also require the assignment of Schein's or Cheminor's rights, as the case may be, under the Strategic Alliance Agreement. The term

"Competitor" means any person or entity whose annual revenues from the sale of generic dosage form and/or bulk pharmaceuticals constitute, together with those of his/her or its Affiliates, in the aggregate at least fifty percent (50%) of such person's or entity's total annual revenues. Any assignment effected in violation of this Section 6.2(a) shall be null, void and of no effect.

          (b)  [Intentionally omitted.]


          (c) (i) Within five (5) days after the occurrence of a change of control (as defined below) of Schein to any Competitor of Cheminor, Schein shall notify Cheminor in writing of the occurrence of such change of control (a "Schein Change of Control Notice") and Cheminor shall have the right within sixty (60) days after receipt of the Schein Change of Control Notice to notify Schein in writing (a "Cheminor Shares Repurchase Notice") that it wishes to purchase all of the Shares then held by Schein for the Cheminor Formula Price, as hereinafter defined, and Schein shall have the obligation to sell such Common Shares to Cheminor as provided in this paragraph (c), and (ii) within five (5) days after the occurrence of a change of control of Cheminor to any Competitor of Schein, Cheminor shall notify Schein in writing of the occurrence of such change of control (a "Cheminor Change of Control Notice") and Schein shall have the right within sixty (60) days of receipt of the Cheminor Change of Control Notice to notify Cheminor in writing (a "Schein Shares Repurchase Notice") that it wishes to purchase all of the shares of Schein Common then held by Cheminor for the Schein Formula Price, as hereinafter defined, and Cheminor shall have the obligation to sell such shares of Schein Common to Schein as provided in this paragraph (c). The closing of the purchase of shares set forth in (c)(i) or (c)(ii) above shall take place on the third business day following the determination of the Cheminor Formula Price or the Schein Formula Price, as the case may be, as set forth below, or at such other time as the parties hereto may agree. Upon the completion of such purchase in case of either (c)(i) or (c)(ii) above, this Agreement and the Stock Purchase Agreement shall terminate and be of no further force or effect, with no effect upon the Strategic Alliance Agreement which shall remain in full force and effect. For purposes hereof, (x) the term "change of control" with respect to Schein or Cheminor means the acquisition by any third party individual or entity (other than an Affiliate of Schein or Cheminor or, in the case of Schein, Bayer Corporation or, in the case of Cheminor, Reddy) of more than 50% (in any one transaction or in any series of transactions) of the outstanding shares of capital stock of Schein or Cheminor, as the case may be, having the right to vote or generally to participate, in a manner similar to equity shares, in the profits and losses of Schein or Cheminor (including without limitation, the Schein Common and the Shares), respectively, and (y) the terms "Cheminor Formula Price" and "Schein Formula Price" mean (I) in the case where the Shares or the Schein Common are marketable securities traded on a stock exchange or quoted on an interdealer quotation system, the average of the closing prices of the Shares or the Schein Common, as the case may be, for the 10-day period ending on the day preceding the date on which Schein receives the Cheminor Shares Repurchase Notice or Cheminor receives the Schein Shares Repurchase Notice, as the case may be, and (II) in the case where the Shares or the Schein Common are not marketable securities, the fair market value of the Shares or the Schein Common, as the case may be, as agreed upon by Schein and Cheminor, or failing such agreement within five (5) days of the receipt of the Cheminor Shares Repurchase Notice or Schein Shares Repurchase Notice, as the case may be, as determined by an investment banking firm jointly selected by Cheminor and Schein, and failing such selection within ten (10) days after receipt of the Cheminor Shares Repurchase Notice or Schein Shares Repurchase Notice, as the case may be, the firm of Donaldson, Lufkin & Jenrette, whose fees and expenses shall be borne equally by Schein and Cheminor.

          (d) (i) In the event of a proposed change of control (as defined in paragraph (c) above) of Cheminor (whether or not to a Competitor of Schein) pursuant to which the proposed purchaser(s) is acquiring outstanding Shares from the shareholders of Cheminor, Cheminor shall give Schein a written notice which specifies the identity of the proposed purchaser(s), the number of Shares of Cheminor proposed to be purchased and the consideration proposed to be paid by such purchaser(s) for each such Share (the "Proposed Change of Control Notice").
(A) Cheminor shall have the option, by written notice thereof to Schein in the Proposed Change of Control Notice, to require Schein to include in such proposed sale, on the same terms and conditions as such proposed purchaser proposes to purchase Shares, the number of Shares owned by Schein (the "Included Shares") which is calculated in the manner specified in the following sentence and (B) if Cheminor has not so notified Schein of the exercise of its right in clause (A) above in the Proposed Change of Control Notice, Schein shall have the option, by delivering written notice thereof to Cheminor within five (5) days following receipt by Schein of the Proposed Change of Control Notice, to require Cheminor and the Principal Shareholders to include in such proposed sale, on the same terms and conditions as such proposed purchaser proposes to purchase Shares, the Included Shares. The Included Shares of Schein shall not exceed the number which is determined by multiplying the number of Shares owned by Schein on the date that the Proposed Change of Control Notice is delivered by a fraction, the numerator of which is the number of Shares which the proposed purchaser(s) desires to purchase and the denominator of which is the total number of Shares which are outstanding on the date that the Proposed Change of Control Notice is delivered. Upon the consummation of the change of control transaction in which all of the Shares of Schein have been purchased, this Agreement and the Stock Purchase Agreement shall terminate and be of no further force and effect, with no effect upon the Strategic Alliance Agreement which shall remain in full force and effect.


     (ii) In the event of a proposed change of control (as defined in paragraph
(c) above) of Cheminor (whether or not to a Competitor of Schein) pursuant to which the proposed purchaser(s) proposes to acquire more than eighty percent (80%) (in any one transaction or in any series of transactions) of the outstanding Shares excluding the Shares owned by Schein (whether by merger, consolidation, purchase of Shares or the like), then Cheminor shall have the right, in addition to its right pursuant to paragraph d(i)(A) above to require Schein to include the Included Shares in such proposed sale, by delivering written notice thereof to Schein in the Proposed Change of Control Notice delivered pursuant to paragraph (d)(i) above, to purchase all of the remaining Shares held by Schein upon the consummation of such acquisition transaction, if any, at the highest price per share as is being paid to any other holder of Shares of Cheminor in connection with such acquisition transaction. If the price being paid in such acquisition transaction is non-cash consideration, at the option of Schein, Cheminor shall pay Schein the cash equivalent of such non-cash consideration which, for purposes hereof, shall be deemed (i) in the case of marketable securities, the average of the closing prices thereof for the 10-day period ending on the day preceding the date on which Schein receives notice of such repurchase by Cheminor, and (ii) in the case of other non-cash consideration, the fair market value thereof, as agreed upon by Schein and Cheminor or failing such agreement within five (5) days after such notice is given to Schein, as determined by an investment banking firm jointly selected by Schein or Cheminor and failing such selection within ten (10) days after such notice is given to Schein, the firm of Donaldson, Lufkin & Jenrette, whose fees and expenses shall be borne equally by Schein and Cheminor. The closing of the purchase of the remaining Shares held by Schein pursuant to this paragraph (d)(ii) shall take place on the same date as the closing of the acquisition transaction giving rise to its purchase right pursuant to this paragraph (d)(ii) unless the price being paid in such acquisition transaction is non-cash consideration and Schein shall have elected pursuant to the preceding sentence to accept the cash equivalent thereof, in which case, the closing of such purchase shall take place on the third business day following the determination of the cash equivalent thereof, which date may be after the date of such merger or consolidation. Upon completion of such purchase of the remaining Shares held by Schein pursuant to this paragraph
(d)(ii), this Agreement and the Stock Purchase Agreement shall terminate and be of no further force and effect, with no effect upon the Strategic Alliance Agreement which shall remain in full force and effect.

     (iii) In the event of a proposed change of control of Cheminor as set forth in this paragraph (d) which is presented to the shareholders of Cheminor for their approval, Schein agrees to vote its Shares in the same manner as the other shareholders of Cheminor, pro rata in proportion to which the other shareholders of Cheminor have voted their Shares with respect to such proposed change of control transaction.

     Section 6.3  Governing Law.  This Agreement shall be construed in
                  -------------
accordance with and governed by the laws of India.

     Section 6.4  Notices.  All notices and other communications under this
                  -------
Agreement shall be in writing and may be given by any of the following methods:
(a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given under this section 6.3):


               If to Cheminor:


               Cheminor Drugs Limited
               7-1-27 Ameerpet
               Hyderabad - 500 016
               India
               Attention:  Managing Director
               Telefax:  011 91 40 294 804


               with a copy to:


               Reddy-Cheminor, Inc.
               66 South Maple Avenue
               Ridgewood, NJ 07450
               U.S.A.
               Attention:  President
               Telefax:  1 (201) 444-1456

               If to Schein:


               Schein Pharmaceutical, Inc.
               100 Campus Drive
               Florham Park, New Jersey  07932
               U.S.A.
               Attention:  General Counsel
               Telefax:  1 (973) 593-5820


if to a Principal Shareholder, to him, her or it at the address set forth beside his, her or its name on Schedule A hereto, with a copy to counsel at the address set forth beside his, her or its name.


All such notices and communications shall be deemed received upon (a) actual receipt by the addressee, (b) actual delivery to the appropriate address or (c) in the case of a facsimile transmission, upon transmission by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.


     Section 6.5  Counterparts.  This Agreement may be executed in
                  ------------
counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

     Section 6.6  Equitable Relief.  The parties acknowledge that the remedy at
                  ----------------
law for breach of this Agreement would be inadequate and that, in addition to any other remedy a party may have for a breach of this Agreement, that party shall be entitled to an injunction restraining any such breach or threatened breach, or a decree of specific performance, without posting any bond or security. The remedy provided in this Section 6.6 is in addition to, and not in lieu of, any other rights or remedies a party may have.

     Section 6.7  Separability.  If any provision of this Agreement is invalid
                  ------------
or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     Section 6.8  Entire Agreement.  This Agreement contains a complete
                  ----------------
statement of all the arrangements among the parties with respect to its subject matter, supersedes all existing agreements among them with respect to that subject matter, may not be changed or terminated orally and any amendment or modification must be in writing and signed by Cheminor, the Principal Shareholders then owning a majority of the Shares owned by all Principal Shareholders, and Schein, provided that no such amendment or modification may adversely affect the rights or obligations of any Principal Shareholder without that Principal Shareholder's prior written consent.

     Section 6.9  Binding Effect.  This Agreement shall be binding upon and
                  --------------
shall inure to the benefit of the parties hereto and their respective successors, Permitted Assignees (upon assignment in accordance with this Agreement), legal representatives and heirs.


          IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.



                                    CHEMINOR DRUGS LIMITED

                                    By:
                                       _________________________________
                                    Name:
                                    Title:



                                    SCHEIN PHARMACEUTICAL, INC.

                                    By:
                                       _________________________________
                                    Name:
                                    Title:



                                    PRINCIPAL SHAREHOLDERS


                                    ____________________________________
                                    Name: *** ** **** *****


                                    ____________________________________
                                    Name:  ** ****** *****


                                    ____________________________________
                                    Name:  **** ******


                                    ____________________________________
                                    Name:  **** ****** ****** ********* *******

* redacted pursuant to confidential treatment request.

                                    DR. REDDY'S HOLDINGS LTD.

                                    By:
                                       _________________________________
                                    Name:
                                    Title:



                                    For purposes of the second sentence of
                                    Section 1.1(a) and Section 6.2 hereof:



                                    DR. REDDY'S LABORATORIES LIMITED

                                    By:
                                       _________________________________
                                    Name:
                                    Title:

                                  SCHEDULE A

                            PRINCIPAL SHAREHOLDERS

NAME                                                                    ADDRESS
----                                                                    -------


     *** ********* ************ ** ******** ***** ******* ** ** ******* ** ****
*** ** ********


** *** ** **** ****** ******* ****** ********
** ** ****** ****** ******* ****** ********
** **** ******* ***** ****** ********
** **** ****** ****** ********* ********
   ******* ****** ******** ***
** *** ******* ******** ***** ********* ******
   *********

* redacted pursuant to confidential treatment request.